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      As filed with the Securities and Exchange Commission on March 5, 1999
                                                      Registration No. 333-38953

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        Post-Effective Amendment No. 1 to

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             FRUIT OF THE LOOM, LTD.
             (Exact Name of Registrant as specified in its Charter)


     CAYMAN ISLANDS                                            NONE
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                           Identification No.)

                                P.O Box 31311 SMB
                           Safehaven Corporate Center
                        Grand Cayman, Cayman Islands, BWI
                                 (345) 949-6690
           (Address of principal executive offices including zip code)

       FRUIT OF THE LOOM, INC. 1995 EXECUTIVE INCENTIVE COMPENSATION PLAN
                             AS AMENDED AND RESTATED
            FRUIT OF THE LOOM, INC. 1996 INCENTIVE COMPENSATION PLAN
                             AS AMENDED AND RESTATED
                            (Full title of the plans)

                                 John J. Ray III
                          Vice President and Secretary
                            Fruit of the Loom, Ltd.,
                                5000 SEARS TOWER
                             Chicago, Illinois 60606
                                 (312) 876-1724
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                          Howard S. Lanznar, Esq., P.C.
                              Katten Muchin & Zavis
                             525 West Monroe Street
                             Chicago, Illinois 60661
                                 (312) 902-5200




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         This Post-Effective Amendment is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act"), by Fruit of the Loom, Ltd., a Cayman Islands company ("FTL-Cayman" or the "Company"), as successor to Fruit of the Loom, Inc., a Delaware corporation ("FTL-Delaware"). FTL-Cayman hereby expressly adopts the Registration Statement on Form S-8 (File No. 333-38953) as its own Registration Statement for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the
"Exchange Act").



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                                     PART I
                       INFORMATION REQUIRED IN PROSPECTUS

         The documents containing the information specified in Part I of this Registration Statement on Form S-8 will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of
Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.





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
                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM     3.       INCORPORATION OF DOCUMENTS BY REFERENCE

                  The following documents, which have been filed with the Commission, are incorporated herein by reference and made a part hereof:

                  (i) The Annual Report on Form 10-K for the year ended December 31, 1997 of FTL-Delaware as amended on Form 10K/A dated August 10, 1998;

                  (ii) The Quarterly Report on Form 10-Q for the quarter ended September 26, 1998 of FTL-Delaware; and

                  (iii) The Quarterly Report on Form 10-Q for the quarter ended June 27, 1998 of FTL-Delaware; and

                  (iv) The Quarterly Report on Form 10-Q for the quarter ended March 28, 1998 of FTL-Delaware; and

                  (v) The Current Reports on Form 8-K dated February 11, 1998, February 12, 1998, July 24, 1998, February 17, 1999 and March 4, 1999 and on Form 8-K/A dated February 23, 1998 of FTL-Delaware; and

                  (vi) The description of the Company's Class A Ordinary Shares, par value $.01 per share ("Class A Shares") contained in the Company's Registration Statement on Form S-4 (Registration No. 333-46007) filed on February 10, 1998 and all amendments thereto (the "S-4 Registration Statement"); and

                  (vii) The S-4 Registration Statement.

                  In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

                  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained therein or in any subsequently



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filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                  The Company hereby undertakes to provide without charge to each person who has received a copy of the prospectus to which this Registration Statement relates, upon the written or oral request of any such person, a copy of any or all the documents that have been or may be incorporated by reference into this Registration Statement, other than exhibits to such documents (unless such exhibits are incorporated therein by reference).

ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  The Company is a Cayman Islands company. Article 119 of the Company's Amended and Restated Articles of Association, filed as Exhibit 3.3 to the S-4 Registration Statement, contains provisions with respect to indemnification of the Company's officers and directors. Such provisions provide that the Company shall indemnify, in accordance with and to the full extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Company), by reason of his acting as a director, officer, employee or agent of, or his acting in any other capacity for or on behalf of, the Company, against any liability or expense actually and reasonably incurred by such person in respect thereof. The Company shall also advance the expenses of defending any such act, suit or proceeding in accordance with and to the full extent now or hereafter permitted by law. Such indemnification and advancement of expenses are not exclusive of any other right to indemnification or advancement of expenses provided by law or otherwise. The Articles of Association also provide that except under certain circumstances, directors of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duties as a director.

                  The Companies Law (1995 Revision) of the Cayman Islands does not set out any specific restrictions on the ability of a company to indemnify officers or directors. However, the application of basic principles and certain Commonwealth case law which is likely to be



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persuasive in the Cayman Islands would indicate that indemnification is generally permissible except in the event that there had been fraud or wilful default on the part of the officer or director or reckless disregard of his duties and obligations to the Company.

                  The Company has purchased directors' and officers' liability insurance covering certain liabilities incurred by its officers and directors and those of its subsidiaries and affiliates in connection with the performance of their duties.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not Applicable.

ITEM 8.  EXHIBITS.

         The following is a list of all exhibits filed as part of this Registration Statement on Form S-8, including those incorporated by reference.

      EXHIBIT
      NUMBER       DESCRIPTION

       4.1         Amended and Restated Articles of Association of FTL-Cayman.
                   (1)
       4.2         Amended and Restated Memorandum of Association of FTL-
                   Cayman. (1)
       4.3         Form of Certificate for the Class A Shares. (1)
       4.4         Fruit of the Loom, Inc. 1995 Executive Incentive Compensation
                   Plan As Amended and Restated through 5/19/98. (2)
       4.5         Fruit of the Loom, Inc. 1996 Incentive Compensation Plan As
                   Amended and Restated through 5/19/98. (2)
       5           Opinion of Truman Bodden & Company. (2)
       23.1        Consent of Independent Auditors, Ernst & Young LLP. (2)
       23.2        Consent of Counsel (included in the Opinion of Truman Bodden
                   & Company in Exhibit 5 hereto).
       24          Power of Attorney

--------------------
(1) Previously filed as an exhibit to the S-4 Registration Statement and incorporated herein by reference.
(2)  Filed herewith.



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
ITEM 9.  UNDERTAKINGS.

         1.   The Company hereby undertakes:

              (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                   (ii) To reflect is the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in a periodic report filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

              (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The Company hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


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          3. Insofar as indemnification for liabilities arising under the
Securities Act may be permitted to directors, officers and controlling persons of the Company and subsidiary companies pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Company is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, and State of Illinois on this 2nd day of March, 1999.

                             FRUIT OF THE LOOM, LTD.

                             By:      /s/ G. William Newton
                                 ----------------------------------------
                                 G. William Newton, Senior Vice President
                                 Finance and Acting Chief Financial Officer



                      SIGNATURE                                                           TITLE
                      ---------                                                           -----
                                                                 Chairman of the Board and Chief Executive Officer
                           *                                     (Principal Executive Officer) and Director
-------------------------------------------------------
                   William Farley
                                                                  Senior Vice President Finance and Acting Chief
                                                                  Financial Officer (Principal Financial and Accounting
                /s/ G. William Newton                             Officer)
-------------------------------------------------------
                  G. William Newton


                          *                                       Director
-------------------------------------------------------
                  Omar Z. Al Askari


                          *                                       Director
-------------------------------------------------------
                Dennis S. Bookshester


                          *                                       Director
-------------------------------------------------------
                  Henry A. Johnson


                          *                                       Director
-------------------------------------------------------
                    A. Lorne Weil


                          *                                       Director
-------------------------------------------------------
                Sir Brian G. Wolfson



-------------------------------------------------------           Director
                  Mark A. McCormack





By:               /s/ Howard S. Lanznar
    ---------------------------------------------------
                  Howard S. Lanznar
                  Attorney-in-fact




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                                  EXHIBIT INDEX


Exhibit
Number                                   Description
------                                   -----------


4.1        Amended and Restated Articles of Association of FTL-Cayman. (1)

4.2        Amended and Restated Memorandum of Association of FTL-Cayman. (1)

4.3        Form of Certificate for the Class A Shares. (1)

4.4 Fruit of the Loom, Inc. 1995 Executive Incentive Compensation Plan As Amended and Restated through 5/19/98. (2)

4.5 Fruit of the Loom, Inc. 1996 Incentive Compensation Plan As Amended and Restated through 5/19/98. (2)

5          Opinion of Truman Bodden & Company. (2)

23.1       Consent of Independent Auditors, Ernst & Young LLP. (2)

23.2 Consent of Counsel (included in the Opinion of Truman Bodden & Company in Exhibit 5 hereto).

24         Power of Attorney


--------------------
(1) Previously filed as an exhibit to the S-4 Registration Statement and incorporated herein by reference.
(2)        Filed herewith.




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